Exhibit 10.19

Regulation on short-term variable remuneration in the Aebi Schmidt Group (Bonus)

Performance Cumulative

Key areas

Principles of bonus, mechanism, specific regulations

Scope

This generally applies to employees in Sales and Procurement. Additional persons may be defined by the Group CEO.

This document replaces all previous regulations on short-term variable compensation of the Performance Cumulative model.

Drafted on:	7. December 2020

Valid from:	1. Januar 2021

Table of Contents

1.	Principles		3
2.	The Bonus - System		3
	2.1.	The Mechanism in Brief	3
	2.2.	Target Bonus	3
	2.3.	Group Performance - Group Factor	3
	2.4.	Org Performance	4
	2.5.	Individual Goals	4
	2.6.	Overall Performance - Total Factor - Effective Bonus	4
3.	Payment of Bonus		5
4.	Eligibility		5
5.	Regulations for Specific Situations		5
	5.1.	New Joiners	5
	5.2.	Absence from work	5
	5.3.	Change within the Group	6
	5.4.	Ordinary termination of the employment contract	6
	5.5.	Termination without notice	6
	5.6.	Retirement and other events	6
6.	Final Clauses		6
	6.1.	Amendment and annulment	6
	6.2.	Effective date	6

Note:

In these regulations, the neutral form “Employees” is used for the most part. For reasons of legibility, male designations are sometimes used, which also apply to female employees.

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1.	Principles

With the short-term variable remuneration (bonus), the Aebi Schmidt Group seeks to create a remuneration component for the employees in the local organizations, which

●	encourages an entrepreneurial mindset and approach

●	takes into account the achievement of individual and corporate goals, and

●	facilitates a competitive and attractive remuneration target.

The basic condition for entitlement to variable remuneration is that the employees have met their behavioural targets.

2.	The Bonus-System

2.1. The Mechanism in Brief

The target bonus, which is defined for individual employees, forms the basis for the system. The bonus depends on the Group performance, the Org performance and the achievement of individual goals.

2.2. Target Bonus

The target bonus represents the potential bonus if all goals are achieved with a factor of 1.

2.3. Group Performance – Group Factor

The annual Group Performance is determined based on the achievement of Group goals defined by the Executive Board. The following parameters are set for the bonus relevant year (examples, not conclusive):

●	Three key performance indicators for the relevant financial year;

○	EBIT, NWC Turnover, Order Intake

●	Thresholds for underachievement or overachievement of targets

●	Minimum EBIT at the Group level of >3%. If this is not reached, no bonus will be paid.

●	Compliance with banks’ debt and equity ratio constraints. If the conditions are not met, no bonus will be paid

Using a performance matrix, an individual factor is determined depending on the performance evaluation. The factor is set to 1 if the goals are achieved. For missed targets, the factor drops until a lower threshold (floor). If a performance rating falls below this floor, the factor is zero (no bonus). For exceeded targets, the factor rises to a predefined upper threshold (cap).

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2.4.  Org Performance

The term Org Performance refers to the performance of an LSO or a sales and/or procurement unit.

The Org goals and corresponding thresholds are set annually by the Group CEO. The following parameters may be set at the Org level for the bonus relevant year (examples, not conclusive):

-	EBIT

-	NWC Ratio

-	New Business Revenue

-	After Sales Revenue

-	Sales Margin

2.5.  Individual Goals

Individual goals are defined during an annual goal setting meeting by the respective Executive Board member and/or the Line Manager. The lower threshold (floor), the target performance as well as the upper threshold (cap) will also be defined.

In the course of the appraisal, the defined individual goals are assessed at the end of the fiscal year. Depending on the extent to which targets have been met, an individual factor is determined. The parameters are not the same as for Group performance, but are based on the same principle. A floor and cap are therefore also provided here.

Example of Goal achievement (linear):

-	<90% Goal achievement Factor 0
-	90% Goal achievement Factor 0.5
-	100% Goal achievement Factor 1.0
-	110% Goal achievement Factor 1.25
-	120% Goal achievement Factor 1.5

2.6.  Overall Performance – Total Factor – Effective Bonus

The results of the Group performance, along with the Org and the individual performance make up the overall performance. The total factor is calculated by adding the three factors and determines the effective bonus.

The target bonus is multiplied by the total factor to determine the effective bonus. After taking into account the goal achievement, the resulting calculated bonus may be higher or lower than the target bonus. The individual bonus amount is thus calculated using the following components:

If all targets are fully achieved, this results in a factor of 1.5 of the target bonus

*	Weighting of the target bonus

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Example
Target Bonus	EUR 10’000

Goal achievement Group performance	0.85	(e.g.)
Goal achievement Org performance	1.1	(e.g.)
Goal achievement Individual performance	0.9	(e.g.)

Calculation:

(20% x 0.85) + (40% x 1.1) + (40% x 0.9) = 0.17 + 0.44 + 0.36 = 0.97

Target bonus x Factor = Effective Bonus       10’000 x 0.97 = 9’700

3.	Payment of Bonus

The bonus is a one-off annual sum that is typically paid out in March of the subsequent financial year, as soon as the company results are made available. The payout currency complies with that of the monthly salary payment. The amount can also be zero.

All bonus amounts are gross values. Payment is made after deducting the country-specific, legally prescribed social security, insurance contributions and taxes.

4.	Eligibility

Employees of all country organizations, who have an open-ended, unterminated contract of employment as of 31 December and who demonstrate appropriate workplace conduct, are entitled to the bonus described in this regulation.

The bonus is paid out on a voluntary basis. Any current or past eligibility does not constitute automatic entitlement to a bonus in future fiscal years.

Employees in breach of their employment contract duties, e.g. the Code of Conduct, may have their bonus revoked in whole or in part.

5.	Regulations for Specific Situations

The decision to pay out a bonus is made following a careful analysis of each individual case.

5.1.  New Joiners

Employees in the probationary period are essentially excluded from the bonus system. Eligible employees who started working during the year may receive a payment pro rata temporis if their goals are achieved, provided that they have an open-ended and unterminated contract of employment. If employees start after September 30th, they are not eligible for a bonus in the current year.

5.2.  Absence from work

If employees are unable to contribute to the company result and required individual performance due to long time absence, the bonus for the relevant year is calculated pro rata temporis. This applies to the following absences:

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●	Employees who are absent for more than 3 months in the bonus-relevant financial year due to illness, accident, military or civil service or unpaid leave.

●	Employees who are absent for more than 4 months in the bonus-relevant financial year as due to pregnancy / maternity leave.

If an employee is absent for the entire financial year, there is no entitlement to a bonus.

5.3.  Change within the Group

In the event of a change of job within the Group, the bonus calculation will be based on the performance of goals as follows

-	Q1	only goals of the new function

-	Q2/Q3	goals of the new and old function

-	Q4	only goals of the old function

5.4.  Ordinary termination of the employment contract

In case of an ordinary termination by the employee, there is essentially no entitlement to a bonus payment. In case of termination by the employer, the bonus will be paid pro rata temporis according to the aforementioned conditions. A possible bonus payout will be made as part of the regular bonus payments in the Spring of the following year.

5.5.  Termination without notice

Where the employer justifiably terminates the employment without notice, all eligibility to a bonus payout is essentially excluded.

5.6.  Retirement and other events

If the performance requirements are met pro rata, an appropriate share of the bonus may be paid out when the employment contract ends in the event of normal or early retirement.

6.	Final Clauses

6.1. Amendment and annulment

The Aebi Schmidt Group reserves the right to amend these regulations or individual sections. The regulations can be changed, suspended or revoked at the end of a financial year with effect for the following financial year. All changes, suspension or revocation will be communicated to the eligible parties in writing and with reasonable notice.

6.2.  Effective date

These regulations shall come into effect on 1 January 2021 and supersede the preceding provisions relating thereto.

Zurich, 7 December 2020

Barend Fruithof Group CEO	Thomas Schenkirsch Group CFO

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